Exhibit 5.1

March 18, 2011

United States Securities and Exchange Commission

100 F Street

Washington, D.C. 20549

RE: Legal Opinion Pursuant to SEC Form S-1 – E-Check Holdings, Inc. (the “Company”), a Nevada corporation

Ladies and Gentlemen:

I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the “Registration Statement”), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration and proposed sale of up to 20,000,000 shares of Common Stock, par value $0.001 per share, which may be sold at a price of $0.005 per share, pursuant to a resolution of the Board of Directors dated March 17, 2011 authorizing such issuance, as well as the proposed sale by four individual shareholders  (the “Selling Shareholders”) of up to 15,000,000 shares of Common Stock, pursuant to a resolution of the Board of Directors dated March 17, 2011.  The Selling Shareholders are identified in the Registration Statement on Form S-1.

I was not engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration Statement for the purposes of writing the opinions contained herein, I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares.  Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.

In conducting my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered.  I am of the opinion that:

1.

The Company has an authorized capitalization of 200,000,000 shares of Common Stock, $0.001 par value, and no shares of Preferred Stock.

2.

The 15,000,000 shares of Common Stock, currently issued and outstanding, to be sold by the Selling Shareholders, are duly authorized and are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada.

3.

The additional 20,000,000 shares that are being offered by the Company, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefore in accordance with the terms of the Registration Statement, such shares will be duly and validly issued and authorized, fully paid and non-assessable.

This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading “Experts” in the Prospectus.  In giving this consent, I do not hereby admit that I am an “Expert” under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.  Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,

THE ERTZ LAW GROUP

/s/ Abby L. Ertz

Abby L. Ertz, Esq.

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